UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2015

Discovery Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
         On February 27, 2015, Discovery Communications, LLC will notify the holders of its 3.700% Senior Notes due 2015 (the “Notes”) that it will redeem all $850,000,000 aggregate principal amount of the Notes in accordance with the terms of the indenture governing the Notes. The Notes will be redeemed on March 31, 2015 (the “Redemption Date”) at a redemption price with respect to each Note equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis at a comparable treasury rate plus 25 basis points, plus accrued interest thereon to the Redemption Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY COMMUNICATIONS, LLC
Date: February 27, 2015	By: /s/ Bruce L. Campbell
Name: Bruce L. Campbell Title: Chief Development & Digital Media Officer and General Counsel